Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-234744 on Form F-1 of our report dated March 27, 2019 relating to the consolidated financial statements of Top Ships Inc. and subsidiaries, appearing in the Annual Report on Form 20-F of Top Ships Inc. for the year ended December 31, 2018.  We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte Certified Public Accountants S.A.
Athens, Greece
January 14, 2020